                        CUMULATIVE AND AVERAGE ANNUAL TOTAL RETURN CALCULATIONS

                                  ORIGINAL PURCHASE AS OF SEPTEMBER 30, 1997
                                    VALUATION DATE AS OF SEPTEMBER 30, 1998

                                                                              Units
Date     Transaction               Dollar Amount     Unit Value               This Trans      Accum Units            Accum Value

         HARRIS ASSOCIATES VALUE PORTFOLIO

9-30-97  Purchase                  $1,000.00         15.127097820             66.107           66.107                 1,000.00
9-30-98  Contract Fee                  (1.44)        13.541089197             (0.106)          66.000                   893.71
9-30-98  Value                                       13.541089197              0.000           66.000                   893.71
Cumulative Total Returns without/with chrgs                -10.48% A                                                    -10.63% C

         MFS TOTAL RETURN PORTFOLIO

9-30-97  Purchase                  $1,000.00         12.885045446             77.609           77.609                 1,000.00
9-30-98  Contract Fee                  (1.44)        13.582528316             (0.106)          77.503                 1,052.69
9-30-98  Value                                       13.582528316              0.000           77.503                 1,052.69
Cumulative Total Returns without/with chrgs                  5.41% A                                                      5.27% C


          STRONG GROWTH PORTFOLIO

9-30-97   Purchase                 $1,000.00         15.989447629             62.541           62.541                 1,000.00
9-30-98   Contract Fee                 (1.44)        16.078509046             (0.090)          62.452                 1,004.13
9-30-98   Value                                      16.078509046              0.000           62.452                 1,004.13
Cumulative Total Returns without/with chrgs                  0.56% A                                                      0.41% C

          ROBERTSON STEPHENS DIVERSIFIED GROWTH PORTFOLIO

9-30-97   Purchase                 $1,000.00         12.463359387             80.235           80.235                 1,000.00
9-30-98   Contract Fee                 (1.44)        10.750687586             (0.134)          80.101                   861.14
9-30-98   Value                                      10.750687586              0.000           80.101                   861.14
Cumulative Total Returns without/with chrgs                -13.74% A                                                    -13.89% C


           LEXINGTON CORPORATE LEADERS PORTFOLIO

9-30-97    Purchase                $1,000.00         14.158858116             70.627           70.627                 1,000.00
9-30-98    Contract Fee                (1.44)        13.980791611             (0.103)          70.524                   985.98
9-30-98    Value                                     13.980791611              0.000           70.524                   985.98
Cumulative Total Returns without/with chrgs                 -1.26% A                                                     -1.40% C

A = (Unit Value as of September 30, 1998 - Unit Value at Purchase)/Unit Value at Purchase
C = (Accumulated Value as of September 30, 1998 - Accum. Value at Purch.)/Accum. Value at Purch.

The Contract Fee assumes an estimated $25,000 Contract Value so that the Contract Maintenance Charge  per $1,000 of net asset value in the Separate Account is $1.44. Such charge would be higher for smaller Contract Values and lower for higher Contract Values.

                          CUMULATIVE AND AVERAGE ANNUAL TOTAL RETURN CALCULATIONS

                               ORIGINAL PURCHASE AS OF SUB-ACCOUNT INCEPTION
                                  VALUATION DATE AS OF SEPTEMBER 30, 1998

                                                                            Units
Date     Transaction           Dollar Amount       Unit Value               This Trans    Accum Units           Accum Value

         HARRIS ASSOCIATES VALUE PORTFOLIO

2-9-96   Purchase              $1,000.00           10.146989359               98.551      98.551                 1,000.00
2-8-97   Contract Fee              (1.44)          12.123468000               (0.119)     98.433                 1,193.34
2-9-98   Contract Fee              (1.44)          15.293320523               (0.094)     98.338                 1,503.92
9-30-98  Value                                     13.541089197                0.000      98.338                 1,331.61
Cumulative Total Returns without/with chrgs               33.45% A                                                  33.16% C
Avg. Annual Total Returns without/with chrgs              11.54% B                                                  11.45% D

         MFS TOTAL RETURN PORTFOLIO

2-9-96   Purchase              $1,000.00           10.102774711               98.983      98.983                 1,000.00
2-8-97   Contract Fee              (1.44)          11.027930228               (0.131)     98.852                 1,090.13
2-9-98   Contract Fee              (1.44)          13.375506975               (0.108)     98.744                 1,320.76
9-30-98  Value                                     13.582528316                0.000      98.744                 1,341.20
Cumulative Total Returns without/with chrgs                34.44% A                                                 34.12% C
Avg. Annual Total Returns without/with chrgs               11.86% B                                                 11.76% D


          STRONG GROWTH PORTFOLIO

2-9-96    Purchase             $1,000.00           10.558402726               94.711      94.711                 1,000.00
2-8-97    Contract Fee             (1.44)          12.621549924               (0.114)     94.597                 1,193.96
2-9-98    Contract Fee             (1.44)          16.045981936               (0.090)     94.507                 1,516.47
9-30-98   Value                                    16.078509046                0.000      94.507                 1,519.54
Cumulative Total Returns without/with chrgs               52.28% A                                                  51.95% C
Avg. Annual Total Returns without/with chrgs              17.26% B                                                  17.17% D

          ROBERTSON STEPHENS DIVERSIFIED GROWTH PORTFOLIO

2-9-96    Purchase              $1,000.00          10.156090245               98.463      98.463                 1,000.00
2-8-97    Contract Fee              (1.44)         10.349591726               (0.139)     98.324                 1,017.61
2-9-98    Contract Fee              (1.44)         12.205056788               (0.118)     98.206                 1,198.61
9-30-98   Value                                    10.750687586                0.000      98.206                 1,055.78
Cumulative Total Returns without/with chrgs                5.85% A                                                   5.58% C
Avg. Annual Total Returns without/with chrgs               2.18% B                                                   2.08% D


          LEXINGTON CORPORATE LEADERS PORTFOLIO

2-9-96    Purchase              $1,000.00          10.238540927               97.670      97.670                 1,000.00
2-8-97    Contract Fee              (1.44)         11.509183224               (0.125)     97.545                 1,122.66
2-9-98    Contract Fee              (1.44)         14.531551006               (0.099)     97.446                 1,416.04
9-30-98   Value                                    13.980791611                0.000      97.446                 1,362.37
Cumulative Total Returns without/with chrgs               36.55% A                                                  36.24% C
Avg. Annual Total Returns without/with chrgs              12.52% B                                                  12.42% D

          BANKERS TRUST EQUITY 500 INDEX

5-4-98    Purchase              $1,000.00          10.000000000              100.000     100.000                 1,000.00
9-30-98   Value                                     9.059122983                0.000     100.000                   905.91
Cumulative Total Returns without/with chrgs               -9.41% A                                                  -9.41% C

          MORGAN STANLEY INTERNATIONAL MAGNUM

5-4-98    Purchase              $1,000.00          10.000000000              100.000     100.000                 1,000.00
9-30-98   Value                                     8.279963861                0.000     100.000                   828.00
Cumulative Total Returns without/with chrgs               17.20% A                                                 -17.20% C

           MORGAN STANLEY EMERGING MARKETS EQUITY

5-4-98     Purchase             $1,000.00          10.000000000              100.000     100.000                 1,000.00
9-30-98    Value                                    6.124259980                0.000     100.000                   612.43
Cumulative Total Returns without/with chrgs              -38.76% A                                                 -38.76% C


           MORGAN STANLEY HIGH YIELD

5-4-98     Purchase             $1,000.00          10.000000000              100.000     100.000                 1,000.00
9-30-98    Surrender Charge                         9.460420341                0.000     100.000                   946.04
Cumulative Total Returns without/with chrgs               -5.40% A                                                  -5.40% C

A = (Unit Value as of September 30, 1998 - Unit Value at Purchase)/Unit Value at Purchase
B =((A+1) ^(1/2.64109589041)) - 1
C = (Accumulated Value as of September 30, 1998 - Accum. Value at Purch.)/Accum. Value at Purch.
D = ((C+1) ^(1/2.64109589041)) - 1

The Contract Fee assumes an estimated $25,000 Contract Value so that the Contract Maintenance Charge  per $1,000 of net asset value in the Separate Account is $1.44. Such charge would be higher for smaller Contract Values and lower for higher Contract Values.